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                                                                Exhibit 99.5

IFB HOLDINGS, INC.


NUMBER OF SHARES
Fill in the number of shares you wish to purchase and the total amount due. No fractional shares will be issued. The minimum purchase is 25 shares.

METHOD OF PAYMENT
Check the appropriate box(es). You may pay by check, bank draft or money order and/or authorize withdrawal from your Investors Federal savings or certificate account(s). If paying by certified or teller's check, please make it payable to Investors Federal Bank and Savings Association. Your funds will earn interest at the Bank's certificate rate per annum until the offering is completed. If paying by withdrawal, please list the appropriate account number(s); these designated funds will continue to earn interest from a savings or certificate account at the same account rate and cannot be withdrawn by you until the Closing Date, as defined on the front page of the Prospectus.

STOCK REGISTRATION
Print the name(s) in which you want the stock registered. See the reverse side of this form for registration guidelines.

Enter the social security number (or tax I.D. number) of the registered owner. Only one number is required.

Indicate the manner in which you wish to take ownership by checking the appropriate box. If necessary, check other and note ownership such as corporation, estate or trust. If stock is purchased for a trust, the date of the trust agreement and trust title must be included.

NASD AFFILIATION

Please refer to the National Association of Securities Dealers, Inc. (NASD) affiliation section and check the box if applicable. Under the guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon the purchase of such securities, as established by the NASD.

_____ Check here and initial below if you are a member of the NASD or a person associated with an NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which an NASD member or person associated with an NASD member has a beneficial interest. I agree (i) not to sell, transfer or hypothecate the stock for a period of 150 days following issuance, and (ii) to report this purchase order in writing to the applicable NASD member I am associated with within one day of the payment for the stock. (Initials)_________

ACKNOWLEDGMENT

Sign and date the form. When purchasing as a custodian, corporate officer, etc., add your full title to your signature. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds.

DEADLINE

This form along with the Form of Acknowledgment, properly executed and with the correct payments must be received by Noon, Central Time, ___________, 1996 and will be deemed received upon the date and the time of delivery of the form to our office. Please submit your order using the enclosed postage-paid envelope or hand-delivering to any Investors Federal office.

TELEPHONE INFORMATION

Please enter both a daytime and evening telephone number where you may be reached in the event we cannot execute your order as given.

Daytime Phone  (      )
                       --------------------

Evening Phone  (      )
                       --------------------

                               STOCK ORDER FORM
Number of Shares                Offering  Price               Total Amount Due

              X                 $     10.00                   =
-------------                  -----------------               ---------------

_____ Enclosed is a certified teller's check, bank draft, or money order payable to Investors Federal Bank and Savings Association for $________.

_____  I authorized withdrawal from the following Investors Federal account(s):

  Account Number(s)                            Amount
                                     $
                                     $
  Total Withdrawal                   $


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Name(s) in which your stock is to be registered

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Name(s) in which your stock is to be registered

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Address

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City                                                         County

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State                                                        Zip Code

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Social Security # or Tax ID #

_______ Individual    ________ Joint Tenants         _______  Tenants in Common
_______ Uniform Gift or Transfer to Minors
_______ Other _____________________________________________

I (we) acknowledge receipt of the Prospectus and the terms and conditions described therein. I (we) understand that, after receipt by Investors Federal, this order may not be modified or withdrawn without the consent of Investors Federal. Further, I (we) certify that my (our) purchase does not conflict with the purchase limitations in the Plan of Conversion, and that the shares being purchased are for my (our) account only and that there is no present agreement or understanding regarding any subsequent sale or transfer of such shares.
Under penalties of perjury, I (we) certify that: (1) the Social Security number or Taxpayer Identification number given above is correct; and (2) I am not subject to backup withholding. Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to withholding because of under-reporting interest or dividends on your tax return.

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED AND IS NOT GUARANTEED BY INVESTORS FEDERAL OR ANY FEDERAL OR STATE GOVERNMENT OR AGENCY.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Midwest Regional Director of the Office of Thrift Supervision, Irving, Texas at (214) 281-2000.

I further certify that, before purchasing the Common Stock of IFB Holdings, Inc., I received a Prospectus. The Prospectus that I received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment. See the "Risk Factors" section of the Prospectus. In executing this Stock Order Form I affirm that I have read the Prospectus and am aware of the risks associated with investing in IFB Holdings, Inc. Common Stock.


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Signature                                               Date

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Additional Signature (if required)                      Date

     For assistance, please call the Stock Information Center, Investors Federal Bank and Savings Association, at (___) ___-____ from 9:00 a.m.
              to 5:00 p.m., Central Time, Monday through Friday.
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                        GUIDELINES FOR REGISTERING STOCK

     For reasons of clarity and standardization, the stock transfer industry has developed uniform stock ownership registration which we will use in issuing your stock certificate. Common ownership registrations are explained below. If you have any questions about how your IFB Holdings, Inc. common stock should be registered, see your legal advisor.

     To ensure correct registration, please follow the instructions for the ownership you select.

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GENERAL INSTRUCTION:  *   Include the first name, middle initial, and last name
                          of each person listed. Avoid the use of an initial in place of the first name.


                      *   Do not use titles such as Mr., Mrs., Dr., etc.


                      * Omit words that do not affect ownership rights such as special account, personal property, etc.

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INDIVIDUAL:           Instructions: Print the first name, middle initial, and
                      last name of the person in whose name the stock is to be registered. You may not list beneficiaries for this ownership.

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JOINT TENANTS:        Joint Tenancy with Right of Survivorship identifies two or more persons as owners of the stock. Upon the death of one of the owners, ownership automatically passes to the surviving tenant(s).
                      Instructions: Print the first name, middle initial, and last name of each co-tenant. You may not list beneficiaries for this ownership.

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UNIFORM GIFTS TO      For residents of certain states, stock may be held in the
MINORS/UNIFORM        name of a custodian for the benefit of a minor under the
TRANSFERS TO MINORS:  Uniform Transfers to Minors Act. For residents of most other states, stock may be held in a similar type of ownership under the Uniform Gifts to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.


                      Instructions: If you are a Missouri resident and wish to register stock in this ownership check Uniform Transfers to Minors Act. For other states, see your legal advisor if you are unsure about the correct registration of your stock.


                      On the first NAME line, print the first name, middle initial, and last name of the custodian, with the abbreviation CUST after the name


                      Print the first name, middle initial, and last name of the minor on the second NAME line. Only one custodian and one minor may be designated.


                      Please indicate the minor's social security number in the signature block.

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OTHER:                Generally, fiduciary relationships (such as
                      Conservatorship, Legal Trust, Guardianship, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                      Instructions: On the first NAME line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first NAME line. Following the name, print the fiduciary title such as conservator, personal representative, etc.


                      On the second NAME line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the date and type of legal document establishing the fiduciary relationship (agreement, court order, etc.) (Use the space marked OTHER if necessary). Please contact us if you have any questions.
                      EXAMPLE OF A FIDUCIARY REGISTRATION:
                      John D. Smith Trustee for Tom A. Smith Under Agreement Dated 06/09/74.
                      PLEASE NOTE THAT TOTTEN TRUST AND PAYABLE ON DEATH OWNERSHIPS MAY NOT BE USED IN REGISTERING STOCK.
                      For example, stock cannot be registered as John Doe Trustee for Jane Doe or John Doe Payable on Death to Jane Doe.

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NASD AFFILIATION:     Please refer to the NASD AFFILIATION statement on the face of this form. If applicable, initial where indicated and check the box. the National Association of Securities Dealers, Inc. Interpretation With Respect to Free-Riding and Withholding (the Interpretation) restricts the sale of a hot issue (securities that trade at a premium in the aftermarket) to NASD members, persons associated with NASD members (i.e., an owner, director, officer, partner, employee or agent of a NASD member) and certain members of their families. Such persons are required to indicate that they will comply with certain conditions required for an exemption from the restrictions.

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